Exhibit 23.6

CONSENT OF RIVER BRANCH CAPITAL LLC

We hereby consent to the inclusion of our opinion letter to the Board of Directors of CFS Bancorp. Inc. dated May 10, 2013 as an Appendix to the Joint Proxy Statement/Prospectus relating to the proposed merger of CFS Bancorp, Inc. with and into First Merchants Corporation contained in the Registration Statement on Form S-4 as filed with the Securities and Exchange Commission on the date hereof, and to the references to our firm and such opinion in such Joint Proxy Statement/Prospectus. In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended (the “Act”), or the rules and regulations of the Securities and Exchange Commission thereunder (the “Regulations”), nor do we admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “experts” as used in the Act or the Regulations.

RIVER BRANCH CAPITAL LLC

/s/ David D. Olson
By:	David D. Olson
Its:	Chairman and CEO

Chicago, Illinois

July 03, 2013